UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 3 )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

Thermal Tennis, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

7951 East Maplewood Avenue, Suite 328
Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(800) 420-4866

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-Looking Statements

This amended report contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Business Description” and “Risk Factors.”  These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements.  These forward-looking statements include, among other things, statements relating to:

●	the Company’s ability to find suitable markets for, and increase sales of, the existing products it offers and develops;

●	the Company’s ability to successfully defend and maintain its intellectual property rights;

●	the Company’s ability to obtain additional capital to fund expansion of its product line, new marketing initiatives, or acquisitions;

●	economic, regulatory, and legal risks associated with the Company’s operations; or

●	the loss of key members of the Company’s management.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this amended report.  You should read this amended report and the documents that the Company references and files as exhibits to this amended report in their entirety and with the understanding that actual future results may be materially different from what the Company expects.  Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

Use of Certain Defined Terms

When used herein, the following terms shall have the meanings set forth below:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See description under Item 2.01 below.

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 15, 2014, Thermal Tennis, Inc., a publicly held Nevada corporation subject to the periodic reporting requirements under the Exchange Act (“Thermal Tennis”), and CannaSys, Inc., a privately held Colorado corporation focused on providing services to the cannabis industry (“CannaSys”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the business and activities of Thermal Tennis and CannaSys into a single entity (the “Merger”).  Under the terms of the Merger Agreement, a wholly owned subsidiary of Thermal Tennis formed to effectuate the Merger was merged with and into CannaSys, the surviving entity, which then became a wholly owned subsidiary of Thermal Tennis.  By operation of the Merger, which was effective August 15, 2014, all of the CannaSys outstanding common stock was converted into a total of 6,000,000 shares of common stock of Thermal Tennis, which constitutes 57.70% of the Company’s total issued and outstanding common stock.

The shareholders of Thermal Tennis prior to the merger retained an aggregate of 4,398,088 shares of common stock.  The Company had no outstanding options or warrants to purchase shares of common stock.

The foregoing descriptions of the terms of the Merger Agreement are qualified in their entirety by reference to the provisions of the Merger Agreement filed as Exhibit 2.01 to this amended report.

In connection with the closing of the Merger, Thermal Tennis agreed to change its name to CannaSys, Inc., subject to the filing and dissemination of an information statement meeting the requirements of the Exchange Act.

For purposes of this amended report, “Company” refers to the consolidated entity after taking into effect the merger transaction, “Thermal Tennis” refers to the Nevada corporation prior to the Merger, and “CannaSys” refers to the Colorado corporation and its predecessor limited liability company prior to the Merger.

Prior to the Merger, the management teams of Thermal Tennis and CannaSys did not have any prior relationships.  Effective as of closing, Brandon C. Jennewine joined Thermal Tennis incumbent director Robert Deller to form a two-person board of the Company.  Subject to compliance with the 10-day advance stockholder notice requirements of Rule 14f-1 under the Exchange Act, Robert Deller will resign as a director and officer of the Company, and Daniel J. Rogers will be appointed to fill the resulting vacancy.  The Company appointed the principal stockholders of CannaSys as the Company’s principal officers.  See “Form 10 Disclosure, Item 5—Directors and Executive Officers” below.

The Company issued the 6,000,000 shares of common stock to the CannaSys shareholders in the Merger in reliance on the exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof and other available exemptions.  The Company’s shares of common stock issued to the CannaSys shareholders may not be offered or sold unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.  No registration statement covering these securities or respecting the Merger has been filed with the United States Securities and Exchange Commission (the “SEC”) or with any state securities commission.

--FORM 10 DISCLOSURE--

Item 1.  Business

Business of Thermal Tennis

Introduction

Thermal Tennis was formed as a Nevada corporation on August 25, 1999, committed to the growth of tennis.  Thermal Tennis previously managed the tennis operations at one athletic club and ran one summer tennis program at a high school.  It canceled the contract at the athletic club on March 31, 2013, and has not run any summer tennis programs after that date.  Thermal Tennis believes that tennis is a lifetime sport and that a person’s life is enhanced by participation in the game.

Thermal Tennis also believes public and private facilities are underutilized, poorly managed, and not marketed to the tennis community.  Thermal Tennis believes there is a very good opportunity to generate and greatly improve revenues and create hassle-free tennis management for property owners at their existing facilities.

The Physical Activity Council, a national source for sports, fitness and recreational activity participation, reported, “tennis is the fastest growing traditional sport in the U.S., up 46% from 2000 to 2010.”  The Tennis Industry Association President, Jon Muir, stated in September 2010, in a Forbes interview, “participation over the last six years [in tennis] is up 43%” .  .  . “yes, tennis has been affected the past three years but is still in a growth mode.”  This is the most recent statistical information respecting the growth of tennis.  Accordingly, these trends may not have continued, and tennis participation in the United Sates may have in fact declined and may decline in the future.

Business Description

Thermal Tennis’s former president, Robert Deller, started playing tennis at age 13 and became a high school and collegiate champion.  He then played professional tennis on various national and worldwide circuits from 1979 until 1984.  Mr. Deller has remained involved in tennis on various levels, including teaching, coaching, recruiting, playing, consulting, tennis court construction, corporate advisory staff, association startup, and similar activities.

Under its contract with the Caughlin Athletic Club (the “Club”), Reno, Nevada, from 2009 through 2013, Thermal Tennis ran the tennis operation for the Club and received all revenue from those operations, including revenue from lessons, tournaments, clinics, and the like.  Costs that were allocated to Thermal Tennis under its contract with the Club included paying the tennis instructors, paying for liability insurance and workers compensation insurance, and paying for periodic cleaning of the tennis courts and other miscellaneous expenses.  The Club benefited when more persons joined its membership to take advantage of its tennis opportunities because monthly Club dues are retained by the Club.  Thermal Tennis believed it could improve the gross profit as it refined the programs offered, which would increase memberships, lessons, clinics, and tournaments.  However, there was no guarantee that Thermal Tennis would be able to increase the gross profits, and there was no guarantee that the contract would not be cancelled by the tennis facility.  The Club contract was terminated in 2013.

The Company bids on seasonal facilities at the beginning of each summer, hoping to produce $45,000 in gross revenues on each contract, with the related gross profit on each contract to be between $5,000 and $10,000.

The Company is still developing its tennis management system, which includes creating more effective ways to recruit new members to tennis clubs, recruiting more people into tennis lessons, implementing more effective tennis teaching methods, using tournaments more effectively to create public participation and involvement, and developing additional ways to create revenue for the Company and the tennis facility being managed.  The tennis management system would then be used by the Company to manage tennis venues.  Although the Company may try to expand its business in the future, at the present time, it is limiting recruitment of new clients to the Northern Nevada and Lake Tahoe area.

The Company is a registered provider of the United States Tennis Association’s 10 and Under Tennis program, using the training methods for this beginning program.  The Company believes local communities may want to provide activities for its citizens, and the Company wants to bring these two desires together and serve the tennis community in this way.

Business of CannaSys

CannaSys was originally organized as a Colorado limited liability company in October 2013 and converted to a Colorado corporation in June 2014.  Based on their experience for over four years in the medical cannabis dispensary business in Colorado between 2009 and 2013, founders Brandon C. Jennewine and Daniel J. Rogers organized CannaSys to create, develop, and commercialize innovative solutions to solve customer service and provider problems, create producer and retailer opportunities, build retail customer loyalty, and streamline the connections between the producer, seller, and consumer/patient segments for the growing medical and recreational cannabis community.  CannaSys creates and develops tools and resources to serve this industry as additional states legalize medical or recreational use across the nation, these states develop regulatory schemes, and a commercial industry becomes established.  CannaSys believes there is a trend toward legalizing recreational use of cannabis.  As previous retail dispensers, the founders of CannaSys seek to apply and exploit their knowledge and experience to introduce products for this emerging industry, which continues to encounter lack of acceptance from many traditional integral service providers of loyalty programs, payment methods, wholesale supply, supply management and delivery, and similar items.  CannaSys believes the resistance or reluctance of others to enter the cannabis industry provides at least temporarily a commercial opportunity for it.

CannaSys products serve both medical and recreational growers, dispensers, and customers.  Product development and introduction focuses on Colorado, where both medical and recreational cannabis is permitted under a developing regulatory regime.  Products are also being marketed in Washington (medical and recreational), with future expansion being prepared as cannabis for medical or recreational use becomes legalized and regulated in additional states that have ongoing public dialogue and regulatory or legislative consideration regarding legalization, such as California, Alaska, Nevada, Oregon, the District of Columbia, and others.  CannaSys believes that the movement toward legalization of recreational cannabis will continue and may accelerate.  In the next 12 months, CannaSys is only considering operating in Colorado, Washington, and possibly Oregon, should Oregon voters approve legalization and that state enact a formal regulatory regime for license verification.  See details of current cannabis regulations under “Government Regulations” below.

In addition to organizing and obtaining initial funding for CannaSys, to date, the activities of CannaSys have been limited to identifying possible product opportunities, creating initial products, initiating product development, and limited marketing of initial products.  In July 2014, CannaSys began marketing its two initial product concepts: “CannaCash” as an effective choice for cannabis gifts, deals, reviews, and membership rewards for the consumer and “CannaTrade” for wholesale cannabis-related commodities exchange, order-scheduling, and other services for retailers and producers.  The availability, functionality, and payment options of CannaSys are tailored based on state and local laws and regulations.

CannaSys’s internal accounting and protocols for monitoring customers, retailers, and other third parties with which it does business will be accounted for on a daily basis.  CannaSys checks the state licensure status of producers and retailers, regularly monitors disciplinary actions, and routinely updates its compliance database.  CannaSys intends to stop doing business with firms that are not properly licensed.  CannaSys’s operating systems integrate regulatory compliance and operational accounting.  CannaSys has in place standard contracts with a verified legal signing authority for its counterparties, as well as end-user licensing agreements, with which to hold accountable the parties it approves to use either system.

CannaCash

CannaCash is an affiliate-based membership rewards loyalty program designed specifically for the cannabis industry.  An early version of CannaCash was introduced to the market in July 2014.  The CannaCash points program and future gift-card/prepaid card programs will be free for all cannabis customers and affordable for dispensaries and providers.  CannaCash gift cards are to be available in multiple denominations and will be redeemable at participating CannaCash locations.  The CannaCash gift mechanism will allow for strong social media ties and an electronic solution to providing friends and family.  CannaCash includes an internal control mechanism designed to comply with the regulatory requirements applicable to individual retail outlets and customers based on applicable state licensing information and customers’ addresses.

For retail establishments, CannaCash hopes to offer the ability to gain new customers through gifting, retain customers through the affiliate and store-specific points program, and tailor specials and free advertising via the CannaCash program to an increasingly significant tourist market.

CannaTrade

CannaTrade, to be introduced on a limited test basis during the fourth quarter of 2014, will be a market-style, wholesale cannabis matching system designed to serve legal medical and recreational cannabis markets.  CannaTrade proposes to bring the industry a secure, efficient, real-time wholesale product supply exchange and inventory management solution for connecting licensed wholesale buyers and sellers of all types of cannabis and non-cannabis products, while providing business logic to enhance governmental and regulatory compliance frameworks.

CannaTrade is being designed to facilitate the interconnection of a broad range of features cannabis merchants seek, such as cannabis producers looking for a new outlet or retailers with too much inventory wishing to connect with a producer or looking to exchange varieties.  The system’s business logic only allows sellers and producers access to, and the ability to view, certain information based on the type of license they hold and regulatory requirements of the states in which they operate.  CannaTrade should be helpful to anyone buying, selling, trading, or just browsing and will keep these users connected through an active alerts and notification system.

CannaSys has adopted verification routines and procedures to identify licensed sellers, producers, and processors in good standing with licensing authorities are based on the licensure and compliance information made publicly available by the Colorado regulatory authorities.  CannaTrade expects that it will develop similar compliance measures in each state in which CannaSys may operate.   CannaTrade knows of no “safe harbor” or process or procedure in Colorado law or regulations or administrative or regulatory policy of applicable authorities on which it may rely in assuring that its compliance procedures and routines meet regulatory requirements.  It is unlikely that any state in which CannaSys may operate will establish “safe harbor” under which CannaSys may operate.

Presently, CannaTrade only operates in Colorado.  In Colorado , CannaTrade requires that each seller, producer, and processor with which CannaSys does business upload its state-issued business license(s) as well as the employee’s or owner’s state-issued badge to work within the industry.  CannaTrade cross-references these licenses and badges with the Colorado state regulatory agency, Marijuana Enforcement Division, to confirm that the applicant is both licensed and in good standing.  Once the license verification is performed, CannaTrade verifies the user information, both email and phone information.  In addition to the verification on trading, the system and regulations only allow cannabis to be received at a legally licensed business location.

CannaTrade does not receive, transfer, or in any manner handle the cannabis or cannabis-related product, but rather only exchanges information between buyers and sellers to facilitate product-demand matches, thus requiring the participants to still complete the transaction through the established regulatory channels.

CannaTrade will validate and qualify licensing of a CannaTrade participant at initial set-up and then ongoing on a quarterly basis.  This validation will occur with both the participant submitting its licensing credentials as well as CannaTrade verifying the accuracy with the state regulatory agency.  CannaTrade will maintain an ongoing compliance due diligence review to ensure good standing of its participants.   As noted, CannaTrade cannot assure that its license validation and confirmation practices will satisfy applicable requirements.

Marketing

CannaSys intends to implement marketing programs typical for end-user technology consumers, such as print media, social networking, search-engine optimization, as well as direct sales calls to specific clients and channel marketing within its existing network.  Direct contacts with retailer is facilitated by their required state licensing and related public database.  All CannaSys products will be marketed to the extent such marketing activities are permitted by applicable law.

For CannaCash, the primary marketing program will consist of print media advertising, social networking, search-engine optimization, and direct sales calls to affiliate member retailers.  CannaCash will also market and provide services for private label products of affiliate member producers as well as provide incentives to frontline retail staff and retail store owners to further the program.

For CannaTrade, the primary marketing program will consist of print media advertising, social networking, video productions, and direct sales calls to regulated producers and sellers of various products.  Further, CannaTrade will market and solicit business listings from ancillary companies that provide products such as compliance packaging and other recurring items normally used in retail and production facilities.

Competition

The current market for cannabis-related technology is highly fragmented because of the new emergence of the industry, which is continuously evolving as states in addition to Colorado and Washington implement new laws allowing production and sale of medical or recreational cannabis.  CannaSys believes the primary competition is currently store-specific loyalty programs, marketing outreach, and point-of-sale systems for the CannaCash product.  For CannaTrade, there are an increasing number of competitors; however, most of their systems do not provide the active trading experience envisioned for the CannaTrade platform.  Further, CannaSys believes new technology products will be introduced as more states implement cannabis safe-access laws and adopt regulations to guide compliance.  CannaSys cannot assure, however, that customers will do business with CannaSys in the face of overarching federal regulation of cannabis.  The competition currently varies by state depending on the state’s regulatory environment.  There are several loyalty rewards systems and mobile applications in the cannabis market that are being adopted by consumers and retail stores.  There are also several cannabis exchanges that are currently operating as well.  There are low, if any barriers to entry, so competition within the industry will likely increase.

Although cannabis is illegal under federal law, CannaSys believes there is popular demand for cannabis and does not believe that prospective customers are generally deterred from doing business with a company because of fears of federal enforcement of laws prohibiting the sale or possession of medical or recreational cannabis.  As demonstrated by the table of state cannabis regulations below, the number of states enacting safe access to cannabis laws continues to increase.

Mitigating any concerns customers may have for doing business, CannaSys relies on its technology infrastructure and due diligence reviews to assure its own compliance with state laws, as documented in its systems.  CannaSys also relies on its systems and procedures to assure that it deals with properly licensed growers, processors, and retailers, and to sell to only qualified buyers meeting identification requirements.  CannaSys cannot assure that its interstate activities will not attract federal regulatory scrutiny as additional states formalize their safe access to cannabis laws and CannaSys expands its business on a state-by-state basis.  As more fully discussed below under “Government Regulations,” the current position of the U.S. Department of Justice (DOJ) is that federal law enforcement resources should not be focused on individuals whose actions are in clear and unambiguous compliance with existing state laws; rather the federal focus should be on illegal drug manufacturing and trafficking networks.

Government Regulations

CannaSys will operate only in states that have legalized various aspects of medical or recreational use of cannabis and that have established laws and regulations governing the operations of their respective licensees.  CannaSys does not produce, transport, process, or sell cannabis, but only provides the cannabis-related industry with ancillary technology programs in accordance with the state laws specific to which it operates.

Although CannaSys does not cultivate, process, possess, distribute, or sale cannabis or cannabis products, because its products are related to the cannabis industry, CannaSys and its products are possibly subject to a number of federal, state, and local laws, rules, and regulations, directly regulating the cannabis industry and indirectly regulating industry conduct through financial and other regulations, such as the anti-money laundering provisions of the Bank Secrecy Act (BSA), and other provisions under the jurisdiction of the Federal Deposit Insurance Corporation (FDIC), the Financial Crimes Enforcement Network (FinCen), and others.

Federally insured and regulated financial institutions face conflicting regulatory requirements that treat the cannabis industry as illegal under federal law even when it is permitted under some state laws.  However, 23 states plus the District of Columbia allow medical cannabis, and the issue is further complicated with Washington and Colorado legalizing recreational use.  Initially, when Colorado legalized and regulated medical and recreational cannabis, federally insured and regulated bodies and other financial institutions refused cannabis business source deposits and other business.  Currently, given FinCen’s recent guidance released on February 14, 2014, financial institutions may provide services to cannabis-related businesses consistent with their BSA obligations.  FinCen’s guidance is discussed in greater detail below/

U.S. Controlled Substances Act

The cannabis industry is regulated by the federal, state, and local governments.  Regulation varies from state to state.  Federally, marijuana is currently classified as a Schedule I controlled substance under the U.S. Controlled Substances Act, U.S.C. Section 811 (CSA), which generally means that Congress has determined that cannabis is a dangerous drug and that the cultivation, process, distribution, and sale of cannabis and cannabis products are serious crimes.  The CSA does not distinguish between medical and recreational use of cannabis; all uses are prohibited.  On the other hand, several states have legalized various aspects of cannabis process and distribution, although such activities are subject to stringent state licensing and regulations.  In many states, a clear, continuing, unresolved conflict exists between federal and state laws.  In addition to the complex web of federal and state regulations, in response to regulatory concerns, the banking and financial services industry has created stringent barriers to allowing cannabis producers and retailers to have normal banking relationships.

The federal government formally opposes the use of medical and recreational cannabis.  Although many states have chosen to enact rules and regulations permitting the use of medical cannabis for their citizens under a state-approved medical cannabis program, cannabis continues to be illegal under federal law.  The state medical cannabis programs provide protection from state criminal prosecution for patients and primary caregivers who are qualified to participate in the program and are in compliance with the regulations governing the program, but provide no protection from federal prosecution for violation of the CSA.

State Regulation

In November 2012, Colorado residents voted in favor of Amendment 64, an initiative ballot measure that allowed for the “personal use and regulation of marijuana” in Colorado.  The initiative was enacted as Article 18, Sec. 16 of the Colorado State Constitution, and was implemented on January 1, 2014.  It is referred to as “recreational use” by adults age 21 and older and authorizes Colorado to regulate commercial cultivation, process, and sale of cannabis.  Similarly, in November 2012, the residents of Washington voted in favor of Initiative 502, which allows for “recreational use” by adults age 21 and older and authorizes Washington to regulate commercial cultivation, process, and sale of cannabis.

Although Colorado and Washington have enacted voter-initiated measures to allow for the personal use of small amounts of cannabis by its citizens, both states are clear to remind their citizens that cannabis is currently illegal under federal law and classified as a Class I Controlled Substance.

There are several states with initiatives for state medical cannabis programs pending on the ballot for upcoming elections, while other states move forward through the legislative process.  The following table reflects the current status of cannabis regulations:

State	Status	Details and Difference in laws

CO(1)	Medical and recreational laws passed and in effect
Enacted a state-wide regulatory agency to govern medical and recreational businesses: Colorado Department of Revenue Marijuana Enforcement Division.  Recreational law allows in-state residents age 21 and older to purchase up to 1 ounce of cannabis per day.  Recreational law allows out-of-state residents age 21 and older to purchase up to 1/4 ounce of cannabis per transaction.  Medical sales require patients to register with the Colorado Department of Public Health and Environment.  Medical patients may purchase up to 2 ounces of cannabis per day.

WA(1)	Medical and recreational laws passed and in effect
Enacted a state-wide regulatory agency to govern medical and recreational businesses: Washington Liquor Control Board.  Recreational law allows persons age 21 and older to possess 1 ounce of cannabis.  Medical patients are required to register with the Washington Department of Health.  Medical patients are required to register with the Washington Department of Health.  There is currently no regulatory framework for medical cannabis dispensaries.

OR(2)	Medical laws passed and in effect, legalization initiative will be on November 2014 ballot
Medical patients must register with the Oregon Health Authority.  Medical cannabis dispensaries are regulated by the Oregon Health Authority.  Patients are allowed to possess up to 24 ounces of cannabis.  Measure 91 will tax and regulate recreational cannabis similar to alcohol if voters approve it in November 2014.

State	Status	Details and Difference in laws

NV(3)	Medical laws passed and in effect
Medical patients must register with the Nevada Division of Public and Behavioral Health. Applications to open medical cannabis dispensaries are currently being reviewed by the Nevada Division of Public and Behavioral Health. Patients are allowed to possess up to 2-1/2 ounces of cannabis. Proponents will attempt to place a full-legalization initiative on Nevada’s November 2016 ballot.

DC(3)	Medical laws passed and in effect
Medical patients must register with the District of Columbia Department of Health. Medical cannabis dispensaries are regulated by the District of Columbia Department of Health. Patients are allowed to possess up to 2 ounces of cannabis.

IL(3)	Medical law passed and roll-out is in progress
Medical patients must register with the Illinois Department of Public Health. Medical cannabis dispensaries are regulated by the Illinois Department of Financial and Professional Regulation. Medical cannabis cultivation facilities are regulated by the Illinois Department of Agriculture. Patients are allowed to possess up to 2-1/2 ounces of cannabis.

AZ(3)	Medical laws passed and in effect
Medical patients must register with the Arizona Department of Health Services. Medical cannabis dispensaries are regulated by the Arizona Department of Health Services. Patients are allowed to possess up to 2-1/2 ounces of cannabis.

FL(3)	CBD-only medical law passed and rulemaking is in progress; full medical cannabis initiative will be on November 2014 ballot	Rulemaking is in progress to regulate a cannabidiol (CBD)-only medical cannabis program. Amendment 2 will be on the November 2014 ballot to legalize a full medical cannabis program.

CA(4)	Medical laws passed and in effect
Medical patients must register with the California Department of Public Health. There is no state regulatory agency overseeing medical cannabis dispensaries, but some cities regulate dispensaries locally. There is no specific possession limit in place. Proponents will attempt to place a full-legalization initiative on California's November 2016 ballot.

ME(5)	Medical laws passed and in effect
Medical patients must register with the Maine Department of Health and Human Services. Medical cannabis dispensaries are regulated by the Licensing and Regulatory Services under the Maine Department of Health and Human Services. Patients are allowed to possess 2-1/2 ounces of cannabis.

NH(5)	Medical laws passed and rulemaking in progress
Medical patients will register with the New Hampshire Department of Health and Human Services. The New Hampshire Department of Health and Human Services will regulate and govern medical cannabis dispensaries. Patients will be allowed to possess up to 2 ounces of cannabis.

VT(5)	Medical laws passed and in effect
Medical patients must register with the Vermont Department of Public Safety. Medical cannabis dispensaries are regulated by the Vermont Department of Public Safety. Patients are allowed to possess up to 2 ounces of cannabis.

State	Status	Details and Difference in laws

MA(5)	Medical laws passed and in effect
Medical patients must register with the Massachusetts Department of Public Health. Medical cannabis dispensaries are not yet operational, but will be regulated by the Massachusetts Department of Public Health. Patients are allowed to possess a 60-day supply of cannabis.

RI(5)	Medical laws passed and in effect
Medical patients must register with the Rhode Island Department of Health. Medical cannabis dispensaries are regulated by the Rhode Island Department of Health. Patients are allowed to possess 2-1/2 ounces of cannabis.

CT(5)	Medical laws passed and in effect
Medical patients must register with the Connecticut Department of Consumer Protection. Medical cannabis dispensaries are regulated by the Connecticut Department of Consumer Protection. Patients are allowed to possess a 30-day supply of cannabis.

NY(5)	Medical laws passed and rulemaking in progress
Medical patients will have to register with the New York State Department of Health. Medical cannabis dispensaries will be regulated by the New York State Department of Health. Patients are allowed to possess a 30-day supply of only extracts and concentrates from cannabis.

NJ(5)	Medical laws passed and in effect
Medical patients must register with the New Jersey Department of Health. Medical cannabis dispensaries are regulated by the New Jersey Department of Health. Patients are allowed to purchase up to 2 ounces of cannabis per month.

DE(5)	Medical laws passed and in effect
Medical patients must register with the Delaware Division of Public Health. Medical cannabis dispensaries are regulated by the Delaware Health and Social Services. Patients are allowed to possess 6 ounces of cannabis.

MD(5)	Medical laws passed, rulemaking in progress
Medical patients will have to register with the Maryland Department of Health and Mental Hygiene. Medical cannabis dispensaries will be regulated by the Maryland Department of Health and Mental Hygiene.

MI(5)	Medical laws passed and in effect
Medical patients must register with the Michigan Department of Licensing and Regulatory Affairs. Medical cannabis dispensaries are not currently allowed, but a proposed bill would allow cities and localities to license and regulate them. Patients are allowed to possess up to 2-1/2 ounces of cannabis.

MN(5)	Medical law passed and rulemaking is in progress
Medical patients will have to register with the Minnesota Department of Health. Medical cannabis dispensaries will be regulated by the Minnesota Department of Health. Patient possession limits are to be determined, but only non-smokable forms of cannabis are allowed.

MT(5)	Medical law passed and in effect
Medical patients must register with the Montana Department of Public Health and Human Services. Medical cannabis dispensaries are currently not allowed, but legal actions are seeking to reopen them. Patients are allowed to possess up to 1 ounce of cannabis.

NM(5)	Medical laws passed and in effect
Medical patients must register with the New Mexico Department of Health. Medical cannabis dispensaries are regulated by the New Mexico Department of Health. Patients are allowed to possess up to 6 ounces of cannabis.

State	Status	Details and Difference in laws

AK(5)	Medical laws passed and in effect, legalization initiative will be on November 2014 ballot
Medical patients must register with the Alaska Division of Public Health. Medical cannabis dispensaries are currently not allowed. Patients are allowed to possess up to 1 ounce of cannabis. Ballot Measure 2 will tax and regulate recreational cannabis similar to alcohol if voters approve it in November 2014.

HI(5)	Medical laws passed and in effect	Medical patients must register with the Hawaii Department of Public Safety. Medical cannabis dispensaries are not allowed. Patients are allowed to possess up to 3 ounces of cannabis.

NC(5) SC(5)	CBD-only medical law passed and rulemaking is in progress	Rulemaking is in progress to regulate a CBD-only medical cannabis program in these states.

MS(5)	CBD-only medical law passed	This program does not provide reasonable access to CBD medicine for patients. Only institutions of higher learning are able to cultivate cannabis and process it to create CBD-only medication.

AL(5)	CBD-only medical law passed and rulemaking is in progress	This program is likely to be non-functional as it requires a cannabis prescription, which is federally illegal. This program also does not protect patients from arrest and prosecution.

TN(5)	CBD-only medical law passed	This law allows a CBD-only medical cannabis study to be conducted by universities only. This study will likely not get underway as universities will not risk losing federal funding.

KY(5)	CBD-only medical law passed	This law does not provide for a source for CBD extracts or production. This program is likely to be non-functional as it requires a cannabis prescription, which is federally illegal.

WI(5) IA(5)	CBD-only medical cannabis law in effect	This law does not provide for reasonable access to CBD products for patients in these states.

MO(5)	CBD-only medical law passed	This law allows for cultivation and processing by state-licensed facilities. Only patients with intractable epilepsy would be allowed access to the CBD medication.

UT(5)	CBD-only medical law passed and in effect	It is unclear if patients will have reasonable access to CBD medication through colleges and universities allowed to study hemp.

PA(5)	Potential legislation proposed in Fall 2014 for medical cannabis	Legislation is for cannabis oil extract for epileptic children. State legislature passed medical cannabis bill on 09-24-14. Uncertain if Governor Corbett will sign in to law.

VA(5)	No functional medical laws in effect, and no support for further legislation	Current medical cannabis law requires a prescription, which is not possible under federal law.

WV(5)	No medical laws in effect	There is support for future legislation to legalize medical cannabis.

GA(5)	No medical laws in effect	There is voter support for future legislation to legalize medical cannabis.

State	Status	Details and Difference in laws

IN(5) LA(5) ND(5) SD(5) WY(5)	No medical laws passed or proposed	There is little legislative support for medical cannabis in these states.

AR(5)	No medical laws passed	A November 2012 effort to pass a medical cannabis law garnered 48% of the vote.

NE(5)	No medical laws passed	A medical cannabis law was proposed, but failed to make it through committee in 2014.

KS(5)	No medical laws passed	Two medical cannabis laws were proposed, but failed to make it through committee in 2014.

OK(5)	No medical laws passed	A medical cannabis law was proposed, but failed to make it through committee in 2014. There is significant voter support for medical cannabis.

TX(5)	No medical laws passed or proposed	Governor Rick Perry has signaled his support of states’ rights to legalize cannabis.

ID(5)	No medical laws passed or proposed	There is little support for medical cannabis laws from the Idaho Legislature, but significant support among voters.

OH(5)	No medical laws in effect	There is support for the legalization of medical cannabis, but bills typically die in committee.

_______________

(1)	The Company intends to do business in this state.
(2)	The Company intends to do business in this state if legalization passes on the November 2014 ballot.
(3)	The Company is considering doing business in this state.
(4)	The Company will not do business until a formal regulatory regime has been formed.
(5)	The Company is not considering doing business in this state.

Federal Efforts to Accommodate State Legislation

On February 14, 2014, FinCen issued guidance under the BSA relating to FinCen’s and the FDIC’s expectations regarding BSA compliance for cannabis-related businesses.  The FinCen guidance was issued in light of recent state initiatives to legalize certain cannabis-related activity and the related guidance by the U.S. Department of Justice (DOJ) concerning cannabis-related enforcement priorities as outlined in the “Ogden Memo” (October 19, 2009) and the “Cole Memos” (August 29, 2013 and February 14, 2014).  As discussed in more detail below, the Ogden Memo and Cole Memos identified the eight priorities for enforcing the CSA against cannabis-related conduct.

The Ogden Memo issued by the DOJ on October 19, 2009, provides clarification and guidance in states that have enacted laws authorizing the medical use of cannabis.  The Ogden Memo states: “Rather than developing different guidelines for every possible variant of state and local law, this memorandum provides uniform guidance to focus federal investigations and prosecutions in these states on core federal enforcement priorities.”

The memorandum also states that the prosecution of significant traffickers of illegal drugs, including cannabis, and the disruption of illegal drug manufacturing and trafficking networks continues to be a core priority in the department’s efforts against narcotics and dangerous drugs, and the department’s investigative and prosecutorial resources should be directed toward these objectives, and as a general matter, pursuit of these priorities should not focus federal resources in states on individuals whose actions are in clear and unambiguous compliance with existing state laws.  However, prosecution of commercial enterprises that unlawfully market and sell cannabis for profit continues to be an enforcement priority of the department.  The DOJ believes claims of compliance with state or local law may mask operations inconsistent with the terms, conditions, or purposes of those laws, and federal law enforcement should not be deterred by such assertions when otherwise pursuing the department’s core enforcement priorities.  The Ogden Memo then lists the eight priorities of enforcement set forth below.  When any of the following characteristics are present, the conduct will not be in clear and unambiguous compliance with applicable state law and may indicate illegal drug trafficking activity of potential federal interest:

●	distribution to minors;

●	revenue from the sale of cannabis going to criminal enterprise, gangs, and cartels;

●	the diversion of cannabis from states where it is legal under state law in some form to other states;

●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of cannabis;

●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●	cannabis possession or use on federal property.

The first Cole Memo issued June 29, 2011, seeks to clarify and provide guidance in response to inquiries from state and local governments seeking guidance about the DOJ’s position on the enforcement of the CSA in jurisdictions that have under consideration or implemented legislation that would sanction and regulate the commercial cultivation and distribution of cannabis.  This Cole Memo reinforces the Ogden Memo that the DOJ’s view “of the efficient use of limited federal resources” has not changed.  However, this Cole Memo also makes it clear that the Ogden Memo was never intended to shield activities from federal enforcement action and prosecution, even when those activities purport to comply with state law.  Persons who are in the business of cultivating, selling, or distributing cannabis, and those who knowingly facilitate such activities, are in violation of the CSA regardless of state law, and those engaged in transactions involving the proceeds of such an activity may also be in violation of federal money-laundering statutes and other federal financial laws.  The second Cole Memo dated February 14, 2014, for the most part reiterates the government’s position outlined in the first Cole Memo as well as tying in FinCen’s position as outlined in its guidance of the same date.

The FinCen guidance clarifies how banks can offer services to cannabis-related businesses consistent with their BSA reporting obligations by filing suspicious activity reports (SARs) and provides three categories of SAR filings for cannabis-related business:  “marijuana limited,” “marijuana priority,” and “marijuana termination.”  If a financial institution provides financial services to a cannabis-related business that it reasonably believes, based on its customer due diligence review, does not implicate one of the Cole Memos priorities or violate state law, it should file a “marijuana limited” SAR.  Since the eight priorities of the Cole Memos principally deal with the illegal cultivation and distribution of cannabis and CannaSys does not engage in these activities, CannaSys anticipates that financial institutions providing financial services to CannaSys will file, if deemed required, “marijuana limited” SARs relating to CannaSys’s activities.  In addition to CannaSys’s compliance with state laws and regulations, CannaSys will seek to meet FinCen’s guidance to the extent that it indirectly affects CannaSys’s business, through its systems, procedures, and protocols to review customer licensing and identification procedures of customers and retail customers.  Furthermore, CannaSys will, to the extent practicable as an ancillary technology company, not do business with companies that CannaSys believes may violate one or more of the eight priorities of the Cole Memos.

FinCen guidance expanded on the “know your customer” guidelines and clarified how financial institutions can provide services to cannabis-related businesses consistent with their BSA obligations and stated:

In assessing the risk of providing services to a marijuana-related business, a financial institution should conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

While CannaSys is not by definition considered a “financial institution,” it does and will continue to follow the above protocols of knowing its customers, validating each cannabis-related business through its due diligence review of the vendor itself, as well as verifying each vender’s current licensure with the respective state regulatory agency.  This monitoring will be done at the onset of the business relationship as well as periodically throughout the business relationship.

CannaSys Compliance Strategy

CannaSys’s business protocols are in place and monitored to ensure compliance with state-specific laws and regulations.  CannaSys submitted its business plan, completed the state of Colorado Department of Revenue Marijuana Enforcement Division Vendor Registration Application, and on September 2, 2014, was approved as a registered vendor by the state of Colorado.

CannaSys will closely monitor evolving state and local laws, rules, and regulations and banking regulations.  CannaSys’s products will be designed to be in accordance with state and local regulations and banking requirements.  CannaSys will offer services only to companies that are professionally operated and properly licensed in accordance with state and local laws.  Changes in such laws, rules, and regulations, or the recall of any state or local legislation, could have a material adverse effect on CannaSys’s business and financial condition.

CannaSys believes that the following specific aspects of its CannaCash and CannaTrade services and products could trigger an obligation to comply with federal, state, and local laws:

●	if either CannaCash or CannaTrade did not complete thorough due diligence review on the licensed cannabis-related business with which it has dealings;

●	if CannaCash allowed a person under age 21 to access the system; and

●	if CannaSys permitted a non-licensed cannabis-related establishment to use either product or service.

CannaSys will rely on the experience and knowledge of its two principals, Brandon Jennewine and Daniel Rogers, who have previously been owners of state-licensed cannabis-related businesses in Colorado and are familiar with Colorado’s state laws and regulatory scheme and have working experience with regulatory personnel.  CannaSys also retains regulatory legal counsel specializing in cannabis law to assure current knowledge of and compliance with ongoing changes in rules and regulations.  In addition, CannaSys has designed the technology and back-office due diligence program and protocols to assure ongoing compliance.  CannaSys will take steps to confirm that the CannaTrade vendor-company is in compliance, good standing, and its state license is current with the specific state regulatory agency.  For CannaCash, CannaSys will document that the customers are age 21 or older.  The CannaSys technology will be available only in states that have cannabis-related regulated businesses.

On June 26, 2014, the Colorado Marijuana Enforcement Division announced results of an undercover investigation revealing that medical and recreational facilities were found to be 100% compliant in not allowing underage persons to purchase cannabis.1
CannaCash is working only with retailers of medical or recreational sellers that are verified, through lists provided by state or local regulatory agencies, to be in good standing and allowed to conduct business in their respective states.

In Colorado and Washington, an individual is required to physically provide a valid, government-issued identification to verify he is age 21 or older to access a regulated store or retailer for either medical or recreational cannabis.  The retail facility is required by state rules to have on its premises specific cameras that have resolution suitable to see the identification process to ensure that the retail-cannabis facility is validating the identification.  The individual verification is repeated every time a person enters that facility, irrespective of whether the individual is known to the operator or has frequented the dispensary on many occasions.  The cost of maintaining identification compliance is borne by the state-licensed retailer and is not a CannaSys expense.  CannaSys’s costs of maintaining its compliance systems and protocols are considered a regular operating expense that is built into its product pricing.

1 See News Release from Colorado Department of Revenue Marijuana Enforcement Division, “Colorado’s Marijuana Enforcement Division Announces Successful Underage Compliance Checks,” dated June 26, 2014 (http://www.colorado.gov/cs/Satellite?blobcol=urldata&blobheadername1=Content-Disposition&blobheader name2=Content-Type&blobheadervalue1=inline%3B+filename%3D%22MED+Successful+Underage+Compliance +Checks%2C+June+26%2C+2014.pdf%22&blobheadervalue2=application%2Fpdf&blobkey=id&blobtable=MungoBlobs&blobwhere=1252009170701&ssbinary=true)

CannaSys’s internal due diligence review is a critical aspect of its compliance effort in providing technology products to only compliant operators and persons age 21 or older in states that have enacted some form of safe access laws to cannabis.  For example, CannaSys believes that cannabis-related businesses in Colorado will continue to be compliant in not selling cannabis products to underage persons–one of the Cole Memos’ eight priorities.  As noted above, on June 26, 2014, the Marijuana Enforcement Division and the City of Denver police department announced 100% compliance with the age requirements within the regulated cannabis business and found no violations in the 20 stores located in Denver and Pueblo.

CannaTrade’s technology does not facilitate or handle payment components of cannabis transactions, but rather serves as a match-making technology service for licensed operators.  CannaSys does not foresee that its proposed operations would violate FinCen, FDIC, or BSA rules and regulations, compliance with which are the responsibility of the state-licensed operators.  When CannaCash initiates its prepaid gift card program, it plans to limit transaction amounts to $1,000 per individual per day, and have its regulatory counsel review the program to ensure that it meets the requirements of FinCen, BSA, and the FDIC, and is in accordance with the guidance outlined in the Ogden Memo and Cole Memos.

Possible Changes to Federal View

Although the DOJ has stated in the Ogden Memo and Cole Memos that it is not an efficient use of limited resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis, there is no guarantee that the DOJ’s position will not change regarding the low-priority enforcement of federal laws, including the CSA, or that any future administration would not change this policy and decide to strongly enforce the federal laws.

In light of the 2005 U.S. Supreme Court ruling in Gonzales v. Raich, under the commerce clause of the constitution, Congress may pass laws to criminalize the production and use of home-grown cannabis even where states have approved its use for medicinal purposes, which leads to the conclusion that the CSA may preempt state laws relating to any cannabis-related activity.  Any such change in the federal enforcement program of current federal laws could cause significant financial damage to CannaSys.  While CannaSys does not intend to harvest, distribute, or sell cannabis, it may be irreparably harmed by a change in enforcement by the federal or state governments.

Should the U.S. Supreme Court rule to invalidate safe access to cannabis laws in more than 20 states and the District of Columbia, such a ruling would adversely affect CannaSys’s operations.  However, if this should occur, CannaSys will repurpose its technology to non-cannabis-related businesses.  CannaTrade could focus on the industrial hemp industry, a non-cannabis-related business, and facilitate a trading platform for buyers and sellers of commercial hemp.  CannaTrade could also repurpose its technology to facilitate the matching of buyers and sellers of commercial equipment, such as industrial lighting and other equipment for industrial agriculture.  Also, CannaSys believes the technology for CannaCash can be repurposed and used as a loyalty program for small-businesses and regionally-specific businesses to strengthen and support local and small-businesses by targeting and marketing to local consumers.

Proprietary Technology

CannaCash and CannaTrade products are based on proprietary software developed for it by its officers and third-party contractors.  CannaSys does not believe that any of its current products, or currently foreseen future products, contain or will contain features that are patentable.  Instead, CannaSys relies on a proprietary confidentiality and nondisclosure discipline to protect its products.  However, if future proprietary software developed by its officers contains patentable features, CannaSys will apply for and obtain patent protection for its products.

Research and Development

CannaSys currently offers two technology products: CannaCash and CannaTrade.  CannaSys will remain focused on developing technologies for its industry and aimed at specific solutions for state and local regulation.  CannaSys will formulate and develop technology to meet diverse regulatory requirements across all of its markets.  Furthermore, CannaSys will continuously investigate processes for improving its technology products and identifying new technologies to serve the industry.

Through CannaSys’s internal research and development efforts and its relationships with industry operators and organizations, it believes it will be able to provide evolving and effective technology solutions.  CannaSys plans for its research and development activities to include developing technology products that are new to the industry, updating existing technologies to keep them current with the latest laws and regulations, and adapting existing technologies to enter new states that implement cannabis laws.  Going forward, CannaSys intends to increase its spending and resources for technology research and development.

Proposed Business of the Company

The Company proposes to focus on building revenue streams and future functionality in both CannaCash and CannaTrade products as well as partnering with and targeting potential acquisitions to move into several other ancillary products or services in the cannabis industry, including point-of-sale systems, state regulatory tracking and monitoring, web and mobile marketing and advertising, and grow system management/reporting.

As additional states legalize cannabis for both medical and recreational use, the Company will continually evaluate the marketplace for opportunities to address needs through mobile and web-based solutions.

Where to Get More Information

The Company files periodic reports pursuant to Section 13 under the Exchange Act.  The Company’s reports and other information are available at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  Electronic filings are available via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at the public reference facility.  The SEC also maintains a web site that contains reports, proxy, and information statements and other materials that are filed through EDGAR, which can be accessed at http://www.sec.gov.

The Company will furnish record-holders of its securities with annual reports containing financial statements, audited and reported upon by its independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as it determines to be appropriate or as may be required by law.

Item 1A.  Risk Factors

An investment in the Company’s common stock involves a high degree of risk.  If any of the following events or outcomes actually occur, the Company’s business, operating results, and financial condition would likely suffer.

Risks Related to the Company’s Business

The Company is dependent on its banking and merchant relationships.

The Company is dependent on the banking industry to support financial functions of its products and services.  Similarly, important components of the Company’s products and services depend on merchant accounts and relationships, which in turn depend on banking functions.  Federal and federally insured state banks currently do not serve the cannabis industry on the stated ground that growing and selling cannabis is illegal under federal law.  The Company cannot assure that its strategies and techniques for designing its products and services to operate effectively and efficiently will not be adversely impacted by the continuing refusal of banks to serve the cannabis industry.  A change in banking regulations or a change in the position of the banking industry to permit banks to serve the cannabis industry may increase competition for the Company, facilitate new entrants into the industry offering products or services similar to those offered by the Company, or otherwise adversely affect the Company’s results of operations.

The conduct of third parties may jeopardize the Company’s business or legal compliance.

The Company cannot assure that its systems, protocols, and practices will prevent unauthorized or illegal activities by customers or retailers with which the Company does business.  The Company’s success will depend on its ability to operate consistent with the regulatory and licensing requirements of each state in which it provides products and services, which in turn will depend on the Company’s ability to determine the residences of its customers, the licenses held by retailers with which it does business, and their compliance with the regulations applicable to them.  The Company cannot assure that the conduct of third parties will not place the Company’s legal status or business in jeopardy, which could expose the Company to legal sanctions and costs, which would adversely affect its results of operations.

The Company’s proprietary data systems may be compromised by hackers.

The Company’s CannaCash and CannaTrade, as well as other products and services that it may develop in the future, will be based on proprietary software and customer-specific data that the Company seeks to protect by routine measures such as password protection, confidentiality and nondisclosure agreements with employees, and similar measures.  Any unauthorized access to such software or data could materially disrupt the Company’s business and result in financial loss and damages to the Company’s business reputation.

The Company’s operations would be adversely affected if it operates in states with undefined regulatory oversight or if regulations change.

The Company is exposed to regulatory uncertainties resulting from significant differences between the regulatory regimes of various states and uncertainties in states with undefined regulatory regimes.  Regulations have only recently been adopted and are likely to change, becoming more restrictive, as states gather regulatory experience.  There is little interpretative guidance or staff experience at state regulatory agencies to provide operating guidance.  The Company conducts business exclusively in states that have enacted formal regulatory regimes and codified laws and ordinances in which licensed cannabis-related businesses are allowed to operate.  However, the Company cannot assure that it or its customers will be able to ascertain or comply with all applicable requirements.

Because each state and local jurisdiction may have significant differences in its cannabis-related laws and regulations, the Company cannot assure that, either by itself or upon the advice of legal counsel familiar with the cannabis laws and regulatory program of that state, it will be able to comply with applicable laws and regulations.

Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company.  While the Company does not intend to harvest, distribute, or sell cannabis, it may be irreparably harmed by a change in enforcement by the federal or state governments.

Differences and uncertainties in various state and local laws and ordinances may adversely affect the Company’s ability to comply with the laws of each jurisdiction in which it may do business.

The Company cannot ensure that its systems, protocols, and practices will be timely updated and modified to ensure compliance with the various, diverse, and ever changing laws and regulatory schemes of the various states and local principalities in which it intends to operate, and failure to do so would materially and adversely affect the Company’s financial results and business operations and reputation.

New laws and regulations may be passed that would outlaw the Company’s activities.

Due to the rapidly changing rules and regulations in various markets, it is possible that the activities of CannaCash or CannaTrade could be outlawed in one or more of markets or that federal guidelines are issued that would have a material effect on the Company’s strategy and offerings.  In addition, it is possible that the U.S. Department of Justice will decide to pursue enforcement actions against producers, sellers, and any person providing ancillary services within the cannabis industry.

The public tide in support of legalization may turn in support of criminalization.

While public polls continue to trend in support of legalization and decriminalization throughout the country, the Company cannot guarantee that this trend will continue and that the support will not wane among the public.

The Company is a development-stage company with no revenues.

The Company is a development-stage company with no revenue and does not expect to generate any revenues unless and until after its product portfolio, or part of it, is commercialized.  The Company does not anticipate launching any new products into the market until the first quarter of 2015, at the earliest.  The Company will need to raise additional capital to fund its operations, and the Company cannot assure that it will be successful in doing so.

The Company has received a going concern opinion from its auditors.

The Company has an accumulated deficit and has had negative cash flows from its operations.  Accordingly, the Company has received a report from its independent auditors in connection with its audited financial statements that includes an explanatory paragraph describing their substantial doubt about the Company’s ability to continue as a going concern.  This may negatively impact the Company’s ability to obtain additional funding or funding on terms attractive to the Company.

The Company’s future success is largely dependent on its current management.

CannaSys was built by the vision, dedication, and expertise of Brandon Jennewine and Daniel Rogers.  The Company’s success is dependent upon the continued efforts of these people.  If it became necessary to replace them, it is unlikely new management could be found that would have the same level of knowledge and dedication to the Company’s success.  The loss of the services of these professionals, especially in the development of future proprietary software, patents, or applications, would adversely affect the Company’s business.

The Company’s growth strategy may not be successful.

The Company intends to expand its operations and market base.  These operations will be subject to all of the risks inherent in the growth of a new business enterprise, particularly one that operates in a highly competitive industry.  The timing and related expenses of expansion may cause the Company’s earnings, if any, to fluctuate.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with growth of a business, including uncertainty as to implementation of the Company’s strategies and capabilities, market acceptance of the Company’s products and services, the Company’s operating and marketing methods, expenses and competition.  The Company may not be successful in its proposed expanded business activities.

The Company is operating in developing markets, and there is uncertainty as to acceptance of its products in these markets.

The Company has conducted limited marketing activities to date.  Thus, the Company has relatively little information on which to estimate its levels of sales, the amount of revenue it will generate, and its operating and other expenses.  The Company cannot assure that it will be successful in its efforts to directly market its products or to develop markets in the manner it contemplates.

There are economic and general risks relating to business.

The success of the Company’s activities is subject to risks inherent in business generally, including demand for products and services, general economic conditions, changes in taxes and tax laws, and changes in governmental regulations and policies.

The Company’s industry is subject to rapid technological changes that, if it is unable to match or surpass, will result in a loss of competitive advantage and market opportunity.

Because of the rapid technological development that regularly occurs in the financial payment industry, the Company must continually devote substantial resources to developing and improving its technology and introducing new product offerings.  These efforts and expenditures are necessary to establish market share and, ultimately, to generate revenues.  If another company offers better products or technologies, a competitive position or market window opportunity may be lost, and therefore, the Company’s revenues or revenue potential may be adversely affected.

If the Company’s intellectual property rights do not provide it with the anticipated market protections, the Company’s competitive position, business, and prospects will be impaired.

The Company will rely on its intellectual property rights to provide competitive advantage and protect it from theft of its intellectual property.  The Company believes that its intellectual property rights are valid, enforceable, and valuable.  However, third parties may make claims of invalidity respecting the Company’s proprietary software and patents, and such claims could give rise to material costs for defense and divert resources away from the Company’s other activities.  If the Company’s proprietary software is patentable and its patents or patent applications are shown not to be as broad as currently believed, or are otherwise challenged such that some or all of the protection is lost, the Company may suffer adverse effects from the loss of competitive advantage and its ability to offer unique products and technologies.  As a result, there would likely be an adverse impact on the Company’s business prospects.

The Company is subject to outside influences beyond its control, including new legislation, that could adversely affect its licensing and implementation activities and have an adverse impact on the execution of its business plan or associated intellectual properties.

The Company’s licensing and implementation activities are subject to numerous risks from outside influences, including new legislation, regulations, and rules related to obtaining or enforcing patents.  As an example, the legalization of the right to grow, harvest, and sell cannabis and cannabis-related products is recent, and it is uncertain as to how the industry that is developing around this new legislation will ultimately evolve.  If the Company’s product offerings are not properly positioned for this developing industry, it could have an adverse impact on any financial position the Company may have moving forward and hinder its ability to execute its business plan.

Because the Company’s common stock is considered a “penny stock,” any investment in the Company’s shares is considered to be a high-risk investment and is subject to restrictions on marketability.

The Company’s common stock is considered a “penny stock” on the OTC Markets as it currently trades for less than $5 per share.  The OTC Market system is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information respecting transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Company’s common stock.

Since the Company’s common stock will be subject to the regulations applicable to penny stocks, the market liquidity for the Company’s common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell the Company’s common stock and, thus, a stockholder’s ability to sell the Company’s common stock in the secondary market in the future.

The Company has never paid dividends and has no current plans to do so in the future.

The Company’s stockholders are entitled to receive such dividends as may be declared by the Company’s board of directors.  To date, the Company has not paid any cash dividends on the Company’s common stock, and the Company does not expect to pay cash dividends on its common stock in the foreseeable future.  The Company intends to retain future earnings, if any, to provide funds for operations of its business.

The Company’s indemnification of its directors and officers may limit the rights of its stockholders.

While the Company’s board of directors and officers are generally accountable to the Company and its stockholders, the liability of the directors and officers to the Company, its stockholders, and third parties is limited in certain respects under applicable state law and the Company’s Articles of Incorporation and Bylaws, as in effect.  Further, the Company has agreed or may agree to indemnify its directors and officers against liabilities not attributable to certain limited circumstances.  Such limitation of liability and indemnity may limit rights that the Company’s stockholders would otherwise have to seek redress against the Company’s directors and officers.

Item 2.  Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Merger

At the Effective Time, the Merger was closed pursuant to the terms of the Merger Agreement, and CannaSys became the Company’s wholly owned subsidiary.  As a result of the Merger, the former CannaSys shareholders acquired a total of 6,000,000 shares of common stock of the Company.  Since the business operations of CannaSys will constitute the majority of the Company’s business operations after the Effective Time, the following discussion and analysis is focused on the operations of CannaSys and excludes the operations of Thermal Tennis prior to the Merger.

Overview

CannaSys was formed as a limited liability company on October 4, 2013, in the state of Colorado.  On June 26, 2014, it converted from a limited liability company to a Colorado corporation.  It is a development-stage entity and had achieved no revenues through June 30, 2014.  Accordingly, there are no current operations to compare to prior operations.  The Company, therefore, presents the following plan of operations.

Plan of Operations

CannaSys achieved its first revenues on July 31, 2014, from its CannaCash product and expects that revenues will increase in the future, although the Company does not expect to be profitable within the next 12 months.  The business plan of CannaSys for the next 12 months is to vigorously promote its two products, further develop its existing products and services through software upgrades, and expand product and service offerings.

As of June 30, 2014, CannaSys had cash on hand of approximately $65,000.  On August 15, 2014, in connection with closing the Merger, the Company completed the sale of 1,000,000 shares of common stock for $500,000 in cash.  The Company expects to obtain approximately $350,000 from the sale of equity in the near future.

Current business expenses total approximately $25,000 per month, excluding capital expenditures specific to its current technology development of CannaCash and CannaTrade.  Accordingly, CannaSys has cash on hand at the present time to sustain its business operations for at least 12 months.  Thereafter, CannaSys hopes that its monthly operating revenues will have increased sufficiently to allow it to pay its monthly operating costs from monthly business revenue.  If that is not the case or if it needs additional funds for capital expenditures, CannaSys will seek to raise additional operating capital through the sale of its equity securities.  At present, increasing user adoption is leading to revenue growth.

CannaSys anticipates using the Company’s cash to help fund future research and development, as well as expand product offerings to include future versions of both products and possible acquisitions of ancillary products, services, and solutions to point-of-sale systems within the cannabis market.  CannaSys has budgeted $1,075,000 for capital expenditures during the next year, consisting of $300,000 for second version software development for both products over the next four months, $350,000 for marketing efforts, $75,000 for legal and lobbying expenses over the next nine months, and $350,000 for expansion over the next year.  CannaSys anticipates that it will fund such capital expenditures from proceeds from recent and proposed sales of common stock aggregating approximately $750,000 and from projected revenues.  The Company does not expect additional external cash will be required during the next 12 months unless it seeks to develop new products or enter new markets not now anticipated.

Currently, the Company sees the adoption and use of CannaCash and CannaTrade as its primary focus in addition to identifying acquisition targets and partnerships that may help to solidify CannaSys as a strong technology player in the industry.

The Company’s plan of operations includes further development of CannaCash by expansion of card stock inventory, which is projected to cost $20,000 during the fourth quarter of 2014; enhancement of back-end technology reporting for users of the service, which is projected to cost $15,000 during the fourth quarter 2014; and integration and complete development of its “Content Resource Management” packet (“CRM”), which is anticipated to cost $125,000 with quarterly payments of $25,000 commencing in the fourth quarter 2014.  By completing this technology development, the Company anticipates achieving its milestone of 5,000 CannaCash users by the end of first quarter 2015, with over 25,000 total users by the end of 2015.

The Company plans to further develop active and real-time marketplace listings for licensed CannaTrade service buyer and seller matching.  This development is expected to cost $175,000 during the 4th quarter 2014 through first quarter 2015.  Also, the Company intends to build-out the CannaTrade technology to assess current market conditions and provide reporting to service users.  The expected cost for this functionality is anticipated to be $40,000 during first quarter of 2015.  The Company anticipates a $25,000 contingency for the CannaTrade development during the fourth quarter of 2014 through first quarter of 2015.   CannaTrade would like to see over 100 participants, both cannabis and non-cannabis users, by the end of 2014 and begin to facilitate transactions in Washington state by first quarter 2015.  By the end of 2015, CannaTrade would like to have over 800 active participant groups with over 10,000 transactions conducted through its system.  In addition to its first two products, the Company is seeking selected strategic relationships or acquisitions to broaden its product and service offerings by the end of 2015.  As mentioned above, the Company anticipates to fund its operations with existing funds, projected revenues from operations, and if necessary, sales of its common stock.

The Company anticipates incurring $350,000 in marketing, selling, general, and administrative costs during the fourth quarter 2014 through first quarter 2015 specific to trade shows, such as the Marijuana Business Conference and Expo to be held in Las Vegas November 12-14, 2014.  The Company expects its cost for this event will be $35,000 and will be incurred in the fourth quarter 2014.  Additional trade shows in the second quarter of 2015 have been identified at a projected cost of $40,000.  Furthermore, the Company intends to market and advertise both CannaTrade and CannaCash services during the fourth quarter 2014 through the second quarter 2015 at an anticipated cost of $70,000.

Based on the above marketing plan, the Company intends to achieve the following milestones:

●	25,000 user adoptions to CannaCash by year-end 2015; and

●
CannaTrade services to achieve 100 participants by year-end 2014 and entry into the recreational market in Washington during first quarter 2015 to achieve the projected 800 participating entities with over 10,000 transactions by year-end 2015.

The cost of the Company’s expansion into states with regulated and licensed cannabis operators is anticipated to be $100,000 during fourth quarter 2014 and $250,000 from first quarter through third quarter 2015.  The expansion into other regulated cannabis states and the pursuit of strategic relationships, joint ventures, and potential acquisitions will broaden the Company’s technology service offerings and assist the Company is achieving its milestones.

The Company anticipates incurring no less than $60,000 in legal and professional fees during the next nine months.

The Company cannot assure that it will be able to attain any of the above operational goals or that it will be able to obtain funding that may be required to support such level of operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles permits management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less, when acquired, to be cash equivalents.  The Company had no financial instruments that qualified as cash equivalents at December 31, 2013.

Fair Value of Financial Instruments

The carrying amounts of cash and current liabilities approximate fair value because of the short-term maturity of these items.  These fair-value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does the Company use derivative instruments.

The Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants.  It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy to group these assets and liabilities, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair-value measurement.

Earnings (Loss) per Common Share

The Company reports earnings (loss) per share using a dual presentation of basic and diluted earnings (loss) per share.  Basic earnings (loss) per share excludes the impact of common stock equivalents.  Diluted earnings (loss) per share uses the average market price per share when applying the treasury stock method in determining common stock equivalents.  At December 31, 2013, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes

The Company accounts for income taxes as required by the Income Taxes, Topic 740 of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions.  The Company has identified its federal tax return and its state tax return in Colorado as “major” tax jurisdictions, as defined.  The Company is not currently under examination by the Internal Revenue Service or any other jurisdiction.  The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow.  Therefore, no reserves for uncertain income tax positions have been recorded.

Stock-Based Compensation

Stock-based compensation is accounted for under ASC 718, “Share-Based Payment,” using the modified prospective method.  ASC 718 requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award.  ASC 718 also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (generally the vesting period).

Item 3.  Properties

The Company’s corporate headquarters are located at 7951 East Maplewood Avenue, Suite 328, Greenwood Village, Colorado  80111.  The Company’s offices consist of approximately 600 square feet of office space leased on a month-to-month basis at $1,200 per month.  If the Company were forced to relocate, it believes it could obtain an equally satisfactory location at a comparable price.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information for Thermal Tennis common stock beneficially owned as of August 15, 2014, prior to giving effect to the closing of the Merger Agreement, by: (i) each stockholder known to be the beneficial owner of 5% or more of outstanding common stock; (ii) each executive officer and director; and (iii) all executive officers and directors as a group.  On August 15, 2014, prior to the closing of the Merger Agreement, Thermal Tennis had 4,398,088 shares of common stock outstanding:

Title of Class	Names of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

Common	Robert R. Deller(2)	740,673	16.96%
Common	Jeff W. Holmes	700,440	15.93
Common	Ascendiant Capital Group, LLC	635,063	14.44
Common	All Executive Officers and Directors as a Group (1 person)	740,673	16.96%

______________

(1)      All ownership is direct ownership.
(2)      Sole officer and director.

The following table sets forth certain information regarding the Company’s common stock beneficially owned as of August 15, 2014, after giving effect to the closing of the Merger Agreement at the Effective Time, by: (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding common stock; (ii) each executive officer and director; and (iii) all executive officers and directors as a group.  After the Effective Time, the Company had 10,398,088 shares of common stock outstanding:

Title of Class	Names and Addresses of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

Common	Brandon C Jennewine(2)(3)	1,515,000	14.57%
Common	Daniel J Rogers(2)(3)	400,000	3.85
Common	F-squared Enterprises, LLC(3)(4)	1,515,000	14.57
Common	Jeff W. Holmes(5)	700,440	6.74
Common	Robert R. Deller(6)	740,673	7.12
Common	Ascendiant Capital Group, LLC(7)	635,063	6.11
Common	Chris Holmes(8)	700,000	6.73
Common	All Executive Officers and Directors as a Group (3 persons)	2,655,673	25.54%

______________

(1)	All ownership is direct ownership unless indicated otherwise.
(2)	Officer and director.
(3)	The addresses of these persons is 7951 East Maplewood Avenue, Suite 328, Greenwood Village, Colorado 80111.
(4)	These shares are beneficially owned by Mr. Jennewine since he is the owner of F-squared Enterprises, LLC, which directly owns the shares.
(5)	The address for this person is P.O. Box 11207, Zephyr Cove, Nevada.
(6)	The address for this person is 4950 Golden Springs Drive, Reno, Nevada 89509.
(7)	The address for Ascendiant Capital Group, LLC is 18881 Von Karman Ave, Irvine, CA 92612.
(8)	These shares are beneficially owned by Mr. Holmes since he is the owner of Smokejump Capital, LLC which directly owns the shares.

Change of Control

There are no contracts or other arrangements that could result in a change of control of the Company.

Item 5.  Directors and Executive Officers

On the Effective Time, the Company’s board of directors was expanded to two persons and Brandon C. Jennewine was appointed a director, joining Robert R. Deller.  Subject to meeting the filing and 10-day advance notice requirements of Rule 14f-1 under the Exchange Act, Mr. Deller will resign as a director, and Daniel J. Rogers will be appointed director.  At the closing, the two principals of CannaSys were appointed officers of the Company.  The following table sets forth the names, positions, and ages of the Company’s directors and executive officers, giving effect to satisfaction of the filing and notice requirements of Rule 14f-1.  The directors listed below will serve until their successors are elected and qualify.  Officers are elected by the board of directors and serve at the discretion of the Company’s board of directors:

Name	Age	Position

Brandon C. Jennewine	41	Chief Executive Officer, President, and Director
Daniel J. Rogers	40	Chief Financial Officer, Vice President, Secretary, Treasurer, and Director

Brandon C. Jennewine

Brandon C. Jennewine has over 20 years’ experience as architect and developer with leadership roles in technology companies.  In July 2009, he co-founded, with Daniel J. Rogers, Greenwerkz, LLC, later converted to Greenwerkz, Inc., a cannabis dispensary located in Denver, Colorado, having three retail locations and two production facilities to reach gross revenue of over $2.5 million, with earnings before interest, taxes, depreciation, and amortization of just over $800,000 for 2013.  Mr. Jennewine helped orchestrate the four Greenwerkz partners’ exit through a buyout by the sole remaining partner in February 2014, while simultaneously starting CannaSys and managing, as chief executive officer, TK Health, LLC, an IT consultancy based in Castle Rock, Colorado.  TK Health, LLC, was formed in March 2010 to provide custom software programming for the e-healthcare and finance sectors.  Prior to the cannabis business, he worked primarily in solutions in the e-prescribing, medical, and financial segments, acting as a software architect for SureScripts, LLC, an e-prescribing network based in Alexandria, Virginia, from July 2007 to February 2010, and as chief technology officer for Liver Research Institute, working under a grant from Roche Pharmaceuticals, from 2005 to 2006.  Mr. Jennewine graduated with a bachelor of science degree in electrical engineering from Colorado State University.

Daniel J. Rogers

Daniel J. Rogers has 12 years’ institutional banking experience with a specialization in business development risk management.  In July 2009, he co-founded, with Brandon C. Jennewine, Greenwerkz, LLC, later converted to Greenwerkz, Inc., where he was Chief Financial Officer and Managing Member.  Until March 2014, Mr. Rogers also served as Chairman of the Banking/Finance Subcommittee for MMIG, a government relations organization that he and Mr. Jennewine helped form in 2010.  Mr. Rogers obtained his bachelor’s degree in finance in 1997 from Fort Lewis College, Durango, CO, and later completed NationsBank / Bank of America’s Management Associate Program, a six-month training program for corporate institutional risk management.  Mr. Rogers later served as a Vice-President for Bank of America’s Global Corporate & Investment Bank Commercial Real Estate Group located in Denver, Colorado, from 1985 to 2005, and later served as Finance Manager for Panattoni Development Company in Denver, Colorado, and Toronto, Ontario, Canada, from 2005 until February 2009.

Neither the newly appointed executive officers and directors nor their affiliates beneficially own any equity securities or rights to acquire any securities of the Company except as otherwise described in this amended report, and no such persons have been involved in any transaction with the Company or any of its directors, executive officers, or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than respecting the transactions that have been described in this amended report or in any prior reports filed by the Company with the SEC.

None of the newly appointed officers and directors has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Until further determination by the board, the full board of directors will undertake the duties of the Audit Committee, Compensation Committee, and Nominating Committee.

Item 6.  Executive Compensation

Compensation

No executive officer of Thermal Tennis has received any compensation, including equity incentives, during the last three years.

As executive officers of CannaSys, Brandon C. Jennewine and Daniel J. Rogers received $3,385.10 and $3,536.92 respective in August 2014.

Stock Option Plan

The Company has not adopted a stock option plan.

Employment Agreements

CannaSys has entered into employment letter agreements with the following employees:

●	Brandon Jennewine – letter agreement dated July 7, 2014 for the position of CEO at an annual base salary of $65,000 with cash bonuses up to $150,000 per year and three weeks paid vacation time.

●	Daniel Rogers – letter agreement dated July 7, 2014 for the position of CFO at an annual base salary of $65,000 with cash bonuses up to $150,000 per year and three weeks paid vacation time.

The Company reimburses employees for their out-of-pocket costs in connection with their activities on behalf of the Company.

Director Compensation

The Company does not have any additional compensation plan for its directors.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Family Relationships

No officer or director is related to any other officer or director.

Related Transactions

During the year ended December 31, 2013, F-Squared Enterprises LLC contributed $7,488 to CannaSys for working capital.  F-Squared Enterprises LLC is owned 100% by Brandon Jennewine, who serves as the president of CannaSys.  Dan Rogers also contributed $2,500 to CannaSys and is the vice president, secretary, and treasurer of CannaSys.

Thermal Tennis recognized $3,000 of expense in 2013 and 2012, which represented the value of the rent associated with the sole officer’s home office.

The Company past president, Robert Deller, provided certain contract services in 2013 and 2012 and was paid $0 and $4,822 for these services, respectively.

Robert Deller loaned the Company $20,000 during the year ended December 31, 2012, that was due July 1, 2014, with interest at 10%, and $10,000 during the year ended December 31, 2013, that was due July 1, 2014, with interest at 10%.

The Company accrued interest expense of $9,364 and $8,084 for the years ended December 31, 2013 and 2012, respectively on two related-party notes due Robert Deller described above.  The total interest owed at December 31, 2013, on the related-party notes was $38,917.

On June 30, 2014, the Company owed Robert Deller a total of $60,168.25 in principal and interest for loans made by him to the Company since its inception.  During July 2014, this total was converted into 240,673 shares of the Company’s common stock in exchange for the extinguishment of the debt.

Director Independence

Neither director is an independent director as determined by NASDAQ Rule 4200(a)(15).

Item 8.  Legal Proceedings

There are no claims, actions, suits, proceedings, or investigations that are currently pending or, to the Company’s knowledge, threatened by or against the Company or respecting its operations or assets, or by or against any of the Company’s officers, directors, or affiliates.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s common stock is quoted on the OTCQB Tier of the OTC Markets under the trading symbol “TTNS.”  Since inception, there has been sporadic trading activity in its common stock and the price fluctuations have been volatile.  Currently, there is no established trading market for its common stock.  After the Company files its amended and restated articles and changes its name to “CannaSys, Inc.,” the Company will apply for and receive a new CUSIP number and a new trading symbol.  Management does not expect any established trading market to develop unless and until the Company has material operations.  In any event, the Company cannot assure that any market for its common stock will develop or be maintained.  If a public market develops in the future, the sale of “unregistered” and “restricted” shares of common stock pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), by members of management or others may have a substantial adverse impact on any such market.  At the present time, there are 541,500 free-trading shares of common stock.

Holders

Following the Effective Time and as of the filing of this amended report, the Company had approximately 67 stockholders of record of its common stock.

Dividend Policy

Holders of shares of common stock are entitled to share pro rata in dividends and distributions respecting the common stock when, as, and if declared by the board of directors out of funds legally available therefore.  The Company has not paid any dividends on its common stock and intends to retain earnings, if any, to finance the development and expansion of its business.  Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, capital requirements, and the financial condition of the Company.

Item 10.  Recent Sales of Unregistered Securities

On or about June 30, 2014, the Company issued a total of 901,676 unregistered shares of common stock to a total of nine persons in exchange for cancellation of debt in the aggregate amount of $225,419.

On or about August 7, 2014, Thermal Tennis issued a total of 100,000 unregistered shares of common stock to two persons for $25,000.

On or about August 7, 2014, Thermal Tennis issued a total of 675,000 unregistered shares of common stock to a total of five persons as bonuses for services rendered to Thermal Tennis.

On or about August 7, 2014, Thermal Tennis issued a total of 45,412 unregistered shares of common stock to three persons for $22,706.

On or about August 7, 2014, Thermal Tennis issued a total of 1,000,000 unregistered shares of common stock to a total of 20 persons for $500,000.

In connection with the Merger consummated on or about August 15, 2014, the Company issued a total of 6,000,000 unregistered shares of common stock to a total of 17 persons in exchange for 100% of the issued and outstanding shares of CannaSys.

The shares were issued in all of the foregoing transactions in reliance on the exemption from Securities Act registration set forth in Section 4(a)(2) of the Securities Act for transactions not involving any public offering.  All of the investors either were “accredited” as defined in Rule 501(a) of Regulation D or were sophisticated investors able to bear the risk of the investment.  Each investor confirmed the foregoing and acknowledged that the securities must be acquired and held for investment in writing.  All certificates evidencing the shares sold bear a restrictive legend.  No underwriter participated in the offer and sale of these securities.

Item 11.  Description of Registrant’s Securities to be Registered

The Company’s Articles of Incorporation authorize it to issue 75,000,000 shares of capital stock, par value $0.001 per share, all designated as common stock.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders.  Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors.  The Company’s bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders’ meetings, except respecting certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.  In the event of the Company’s liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders.  The issuance of such shares would reduce the percentage ownership held by current shareholders.

Item 12.  Indemnification of Directors and Officers

The corporation law of the state of Nevada, under which the Company is organized, upon closing of the Merger, permits the inclusion in the Company’s Articles of Incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its stockholders by reason of their conduct as directors.  The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit, or paying a dividend or approving a stock repurchase that was illegal under Nevada law.  Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

The Company’s Articles of Incorporation contain a provision that eliminates the personal monetary liability of directors to the extent allowed under Nevada law.  Accordingly, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase, and not “negligence” or “gross negligence” in satisfying his duty of care.  Nevada law applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

In addition, the Company’s Articles of Incorporation and Bylaws provide that the Company will indemnify its directors, officers, employees, and other agents to the fullest extent permitted by Nevada law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving a director, officer, employee, or other agent of the Company as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material that may result in claims for indemnification by any director, officer, employee, or other agent.

Item 13.  Financial Statements and Supplementary Data

Not applicable.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 15.  Financial Statements and Exhibits

Financial Statements filed as part of this Amended Report

The audited financial statements of CannaSys, Inc. as of December 31, 2013, and for the year then ended, are filed as Exhibit 99.01 to this amended report and are incorporated herein by reference.  The unaudited financial statements of CannaSys, Inc. as of June 30, 2014, and for the interim period then ended, are filed as Exhibit 99.02 to this amended report and are incorporated herein by reference.

Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements, including the notes thereto, are included herewith as Exhibit 99.03 and are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Thermal Tennis and CannaSys, including the notes thereto, incorporated herein by reference.

The unaudited pro forma condensed combined financial statements assume a business combination between Thermal Tennis and CannaSys accounted for on an acquisition basis and are based on each company’s respective historical financial statements and notes thereto, which are incorporated herein by reference.  The pro forma condensed combined balance sheet combines Thermal Tennis’s balance sheet as of June 30, 2014, with CannaSys’s consolidated condensed balance sheet as of June 30, 2014, giving effect to the Merger as if it had occurred on June 30, 2014.  The unaudited pro forma condensed combined statements of operations combine Thermal Tennis’s historical results for the years ended December 31, 2013 and 2012, with CannaSys’s historical results as of December 31, 2013, and for the period from inception through December 31, 2013, respectively, giving effect to the Merger as if it had occurred at the beginning of the earliest period presented.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

Exhibits

Please see Item 9.01(c) below entitled “Financial Statements and Exhibits.”

--END FORM 10 DISCLOSURE--

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

See “Item 10, Recent Sales of Unregistered Securities,” included in the “Form 10 Disclosure” and incorporated herein by reference.

ITEM 5.01—CHANGES IN CONTROL OF REGISTRANT

See “Item 2.01. Completion of Acquisition or Disposition of Assets,” which is incorporated herein by reference.

ITEM 5.02—DEPARTURE OF CERTAIN OFFICER; ELECTION OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

See “Item 5. Directors and Executive Officers” and “Item 6. Executive Compensation” included in the “Form 10 Disclosure” and incorporated herein by reference.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired:

The audited financial statements of CannaSys, Inc. as of December 31, 2013, and for the year then ended, are filed as Exhibit 99.01 to this amended report and are incorporated herein by reference.  The unaudited financial statements of CannaSys, Inc. as of June 30, 2014, and for the interim period then ended, are filed as Exhibit 99.02 to this amended report and are incorporated herein by reference.

(b)           Pro Forma Financial Information:

Pro forma financial information giving effect to the acquisition of CannaSys, Inc. is included herewith as Exhibit 99.03.

(c)           Exhibits:

Exhibit Number	Title of Document	Location

Item 2	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.01	Agreement and Plan of Merger	Incorporated by reference from the Current Report on Form 8-K/A filed August 28, 2014

Item 10	Material Contracts
10.01	Sublease Agreement between Motocol LLC and CannaSys, LLC dated February 1, 2014	Incorporated by reference from the Current Report on Form 8-K filed August 21, 2014

10.02	Employment letter agreement of Brandon C. Jennewine dated July 8, 2014	Incorporated by reference from the Current Report on Form 8-K filed August 21, 2014

10.03	Employment letter agreement of Daniel J. Rogers dated July 8, 2014	Incorporated by reference from the Current Report on Form 8-K filed August 21, 2014

Exhibit Number	Title of Document	Location

Item 99	Miscellaneous
99.01	Audited Financial Statements of CannaSys, Inc. for Fiscal Year Ended December 31, 2013	Incorporated by reference from the Current Report on Form 8-K filed August 21, 2014

99.02	Unaudited Financial Statements of CannaSys, Inc. for the Three Months and Six Months Ended June 30, 2014 (unaudited)	Incorporated by reference from the Current Report on Form 8-K filed August 21, 2014

99.03	Pro Forma Financial Information with Disclosures	Incorporated by reference from the Current Report on Form 8-K/A filed August 28, 2014

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAL TENNIS, INC.
Registrant

Dated: October 24, 2014	By:	/s/ Brandon C. Jennewine
Brandon C. Jennewine, CEO